UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

ARCHIPELAGO LEARNING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3232 McKinney Avenue, Suite 400 | Dallas, TX 75204 | p. 800.419.3191 | f. 877.592.1357 | archipelagolearning.com

Employee FAQ #2	March 26, 2012

1.	What is the benefit of going back to being a private company? We believe that the PLATO Learning bid is a sound outcome for our investors, and the resulting privatization will provide an operating environment that will best enable the future growth and success of Archipelago. Working with PLATO will allow us to accelerate the growth of our business, better meet the needs of our customers with dynamic and engaging products, and positively impact more teachers and students. This combination represents an important step forward in the evolution of Archipelago Learning’s business as we look forward to continuing to focus on driving the business and leveraging our new relationship with PLATO.

2.	When the acquisition is finalized do our stock options vest? Upon a change of control all unvested options that had a strike price below $11.10 will vest. It is important to note that any options with a strike price above $11.10 are said to be “under water.” These options have no value in the merger and will be cancelled and terminated. Shortly after the close of the transaction, employees who have company stock options (other than those that are “under water”) will be paid for those options. Closer to that time, you will get further information on what you’ll need to do. You will be paid for your stock options through payroll, so that payment will be subject to the normal payroll withholdings. [NOTE: November 2009 stock options were granted at a strike price of $16.50 and are under water. January 2010 stock options were granted at a strike price of $10.09 and each has a value of $1.01. January 2011 stock options were granted at a strike price of $9.97 and each has a value of $1.13.]

3.	Who do I contact to find out how many stock options I received? Inquiries about stock options can be directed to Stacy Tanner at stacy.tanner@archlearning.com / 800.419.3191 x 7117 or Carrie Castellanos at carrie.castellanos@archlearning.com / 214.466.1811.

4.	Once the two companies merge will this create more job opportunities in other states? It’s too early in the process to discuss specifics at this time. We do know, however, that PLATO’s office is located in Bloomington, MN and that they plan to continue our operations in Dallas and EducationCity’s operations in Rutland, UK.

5.	I bought stock when we became public. What should I do? Each share of common stock is worth $11.10 at the close of the transaction. Shortly after the closing of the merger with PLATO, you or your broker (depending upon whether you are the record owner of the shares) will receive additional information regarding instructions for exchanging your common stock for cash. Your broker will forward this information to you. We recommend you contact your broker if you have further questions.

6.	What happens to PTO accruals after the deal is closed? It’s too early to discuss integration details at this time. As our two companies integrate after closing, we will review existing benefits policies, including PTO, and decide how these will be consolidated. We will be able to provide you with more information as it becomes available.

7.	What type of benefits, holidays and vacation does PLATO Learning offer? It’s too early to discuss integration details at this time. As our two companies integrate after closing, we will review existing benefits policies and decide how these will be consolidated. We will be able to provide you with more information as it becomes available.

8.	Will we have to re-interview for our positions? Archipelago Learning remains a separate company until the transaction is finalized. We do not have information about post-close processes at this time. We will be able to provide more information to you when we know more.

9.	I’m a member of the Reading Eggs Sales Team. What will happen to the Reading Eggs contract? Under our agreement with Blake Technology (Australian owner of Reading Eggs), we are entitled to continue selling Reading Eggs in North America following the merger. Accordingly, this transaction will not affect the Reading Eggs contract. Blake Technology is aware of the pending merger with PLATO and we will continue to sell and support Reading Eggs and Reading Eggspress, and work with the Blake Technology team as we have in the past.

10.	Should I be worried about job security with this merger? Archipelago Learning remains a separate company until the transaction is finalized. We do not have information about post-close plans at this time other than what PLATO’s CEO, Vin Riera, noted in his comments to employees on March 5th: (1) He views our two businesses as highly complementary and not duplicative, and (2) he plans to continue operations in Dallas. We will be able to provide more information to you when we know more.

11.	Can you provide an update on the integration process or discussions you have had with PLATO management? As some of you know, PLATO’s senior management team visited ARCL’s Dallas office this week. This visit was for the PLATO senior management team and the ARCL management team to better understand each other’s businesses and operations. The meetings demonstrated how different and complementary the businesses are, and confirmed our belief that this combination will be powerful in addressing the needs of customers. The meetings were a positive first step, and we will plan follow-up meetings in the weeks ahead to continue these discussions to help ensure smooth integration of the businesses after the close of the transaction.

Forward-Looking Statements

This document contains forward-looking statements, including those regarding the proposed merger with Plato Learning, Inc. (the “Transaction”).    These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed Transaction in a timely manner or at all; the satisfaction of conditions precedent to consummation of the Transaction, including the ability to secure regulatory approvals and approval by Archipelago Learning’s stockholders; successful completion of anticipated financing arrangements; the possibility of litigation and the outcome of existing litigation (including litigation related to the Transaction itself); and other risks described in Archipelago Learning’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Form 10-Q and Form 10-K.    All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Archipelago Learning does not undertake any obligation to update any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed Transaction and required stockholder approval, Archipelago Learning will file a proxy statement with the SEC.    INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCHIPELAGO LEARNING AND THE TRANSACTION.    Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov.    In addition, the documents filed by Archipelago Learning, Inc. with the SEC may be obtained free of charge by contacting Archipelago Learning’s Investor Relations Department (i) by mail to Archipelago Learning, 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn.: Investor Relations or (ii) by email to christy.linn@archlearning.com.    Our filings with the SEC are also available on our website at www.archipelagolearning.com.

Participants in the Solicitation

Archipelago Learning and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Archipelago Learning’s stockholders in connection with the proposed Transaction.    Information about Archipelago Learning’s directors and executive officers is set forth in Archipelago Learning’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2011, its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on March 15, 2012, and its Form 8-Ks filed with the SEC on January 11, 2012 and January 13, 2011.    These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Archipelago Learning by contacting Archipelago Learning’s Investor Relations Department (i) by mail to Archipelago Learning, 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn: Investor Relations or (ii) by e-mail to christy.linn@archlearning.com.    Additional information regarding the interests of participants in the solicitation of proxies in connection with the Transaction will be included in the proxy statement that Archipelago Learning intends to file with the SEC.

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